Press Release
www.shire.com

SHIRE ANNOUNCES THE PRICING TERMS AND INCREASE IN THE MAXIMUM TENDER AMOUNT OF THE PREVIOUSLY ANNOUNCED CASH TENDER OFFERS FOR CERTAIN OUTSTANDING NOTES

Dublin, Ireland – September 10, 2018 –Shire plc (LSE: SHP and NASDAQ: SHPG) (“Shire”), Baxalta Incorporated, a Delaware corporation and wholly-owned subsidiary of Shire (“Baxalta”), and Shire Acquisitions Investments Ireland DAC, an Irish designated activity company and wholly-owned subsidiary of Shire (“SAIIDAC” and, together with Baxalta, the “Offerors”), announced today the pricing terms of the Offerors’ previously announced cash tender oﬀers (collectively, the “Tender Oﬀers,” and each oﬀer to purchase a series of notes individually, a “Tender Oﬀer”) to purchase Baxalta’s outstanding 2.875% Senior Notes due 2020, 3.600% Senior Notes due 2022, 4.000% Senior Notes due 2025 and 5.250% Senior Notes due 2045 and SAIIDAC’s outstanding 3.200% Senior Notes due 2026 (collectively, the “Notes”). The Company has also announced that the Offerors have increased the aggregate principal amount of Notes that may be purchased from $2,250,000,000 to $2,325,254,000 (as amended, the “Aggregate Maximum Purchase Amount”). The terms and conditions of the Tender Offer are described in the Offer to Purchase (the “Offer to Purchase”) and related Letter of Transmittal, each dated August 24, 2018, and remain unchanged except as amended hereby.

The Total Consideration for each series of Notes is based on the applicable reference yield plus a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes on or before 5:00 p.m., New York City time, on September 7, 2018 (the “Early Tender Date”) and whose Notes are accepted for purchase by the Offerors. The Reference Yields listed in the table below were determined at 10:00 a.m., New York City time, on September 10, 2018 by the Dealer Managers (as defined below). The Total Consideration for each series of Notes includes an early tender premium (with respect to each series of Notes, the “Early Tender Premium”) of $30.00 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase by the Offerors. In addition, holders whose Notes are accepted for purchase pursuant to the Tender Offers will receive accrued and unpaid interest from the last interest payment date for the applicable series of Notes up to, but not including, the settlement date, which is expected to occur on September 11, 2018 (such date, the “Early Settlement Date”).

Issuer	Series of Notes	CUSIP/ISIN Number			Aggregate Principal Amount Outstanding	Principal Amount Tendered(1)	Principal Amount Accepted	Acceptance Priority Level	Reference U.S. Treasury Security	Fixed Spread (basis points)	Total Consideration(2)(3)	Approximate Proration	Reference Yield
		144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Global CUSIP/ISIN Number
Baxalta	2.875% Senior Notes Due 2020	07177M AC7 / US07177MAC73	U07237 AB3 / USU07237AB34	07177MAD5/ US07177MAD56	$1,000,000,000	$848,224,000	$595,502,000	1	2.625% U.S.T. due July 31, 2020	30 bps	$997.77	70.237%	2.710%
	3.600% Senior Notes Due 2022	07177M AK9 / US07177MAK99	U07237 AF4 / USU07237AF48	07177MAL7/ US07177MAL72	$500,000,000	$399,810,000	$280,631,000	1	2.750% U.S.T. due July 31, 2023	65 bps	$1,004.14	70.237%	2.827%
	4.000% Senior Notes Due 2025	07177M AA1 / US07177MAA18	U07237 AA5 / USU07237AA50	07177MAB9/ US07177MAB90	$1,750,000,000	$1,352,315,000	$949,528,000	1	2.875% U.S.T. due August 15, 2028	90 bps	$1,009.33	70.237%	2.937%
	5.250% Senior Notes Due 2045	07177M AE3 / US07177MAE30	U07237 AC1 / USU07237AC17	07177MAN3/ US07177MAN39	$1,000,000,000	$711,670,000	$499,593,000	1	3.125% U.S.T. due May 15, 2048	155 bps	$1,092.18	70.237%	3.089%
SAIIDAC	3.200% Senior Notes Due 2026	82481L AD1 / US82481LAD10			$3,000,000,000	$1,534,383,000	$0	2	2.875% U.S.T. due August 15, 2028	125 bps	N/A	N/A	N/A

(1)	As reported by Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers.

(2)	Per $1,000 principal amount of Notes accepted for purchase.

(3)	The Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.

Pursuant to the terms of the Tender Offers, the amount of Notes accepted for purchase is subject to the Aggregate Maximum Purchase Amount. The amounts of each series of Notes accepted for purchase by the Offerors was determined in accordance with the Acceptance Priority Levels specified in the table above, with the Priority 1 Notes having a higher Acceptance Priority Level than the Priority 2 Notes, and the proration procedures described in the Offer to Purchase so as not to exceed the Aggregate Maximum Purchase Amount.

The withdrawal deadline of 5:00 p.m., New York City time, on September 7, 2018 (the “Withdrawal Deadline”) has passed and, accordingly, Notes validly tendered in the Tender Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

The Offerors’ obligation to accept for purchase, and pay for, any Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offers is conditioned on the satisfaction or waiver by the Offerors of the conditions described in the Offer to Purchase including the closing of, and receipt by Shire of the cash proceeds from, the sale of Shire’s Oncology franchise. On August 31, 2018, Shire announced the closing of, and receipt by Shire of the cash proceeds from, the sale of its Oncology franchise to Servier S.A.S., satisfying the “Oncology Proceeds Condition” described in the Offer to Purchase.

The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on September 21, 2018 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Expiration Date”). However, because holders of Notes subject to the Tender Offers validly tendered and did not validly withdraw Notes on or prior to the Early Tender Date for which the aggregate principal amount exceeds the Aggregate Maximum Purchase Amount, the Offerors will not accept for purchase any Notes tendered after the Early Tender Date.

Notes not accepted for purchase by the Offerors in the Tender Offers will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Offer to Purchase.

Citigroup Global Markets Limited and Morgan Stanley & Co. LLC are acting as dealer managers (collectively, the “Dealer Managers”) in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Citigroup Global Markets Limited at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (U.S. collect) or +44 20 7986 8969 (London) or by e-mail at liabilitymanagement.europe@citi.com or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect) or +44 20 7677 7799 (London) or by e-mail at liabilitymanagement.europe@morganstanley.com. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774. The Offer to Purchase, the related Letter of Transmittal and other related materials can also be accessed at the following link: http://www.gbsc-usa.com/Shire/.

None of Shire, the Offerors, their respective boards of directors or officers, the Dealer Managers, the depositary, the information agent or the applicable trustee with respect to a series of Notes, or any of their respective affiliates, makes any recommendation as to whether holders should tender any Notes in response to the Tender Offers. Holders must make their own decision as to whether to participate in the Tender Offers and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Oﬀers are required to be made by a licensed broker or dealer, the Tender Oﬀers will be deemed to be made on behalf of each Offeror by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

For further information please contact:

Investor Relations
Christoph Brackmann	christoph.brackmann@shire.com	+41 41 288 41 29
Sun Kim	sun.kim@shire.com	+1 617 588 8175
Scott Burrows	scott.burrows@shire.com	+41 41 288 4195
Media
Katie Joyce	kjoyce@shire.com	+1 781 482 2779

NOTES TO EDITORS

About Shire

Shire is the global biotechnology leader serving patients with rare diseases and specialized conditions. We seek to push boundaries through discovering and delivering new possibilities for patient communities who often have few or no other champions. Relentlessly on the edge of what’s next, we are serial innovators with a diverse pipeline offering fresh thinking and new hope. Serving patients and partnering with healthcare communities in over 100 countries, we strive to be part of the entire patient journey to enable earlier diagnosis, raise standards of care, accelerate access to treatment, and support patients. Our diverse portfolio of therapeutic areas includes Immunology, Hematology, Genetic Diseases, Neuroscience, Internal Medicine, and Ophthalmics.

Championing patients is our call to action - it brings the opportunity - and responsibility - to change people’s lives.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, projected revenues, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire’s products may not be a commercial success;

•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire’s future revenues, financial condition and results of operations;

•	Shire depends on third parties to supply certain inputs and services critical to its operations including certain inputs, services and ingredients critical to its manufacturing processes. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire’s products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to, among other things, significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the nature of producing plasma-based therapies may prevent Shire from timely responding to market forces and effectively managing its production capacity;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire’s revenues, financial conditions or results of operations;

•	failure to comply with laws and regulations governing the sales and marketing of its products could materially impact Shire’s revenues and profitability;

•	Shire’s products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

•	Shire’s patented products are subject to significant competition from generics;

•	adverse outcomes in legal matters, tax audits and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire may fail to obtain, maintain, enforce or defend the intellectual property rights required to conduct its business;

•	Shire faces intense competition for highly qualified personnel from other companies and organizations;

•	failure to successfully execute or attain strategic objectives from Shire’s acquisitions and growth strategy may adversely affect Shire’s financial condition and results of operations;

•	Shire’s growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, could have negative consequences for Shire’s business and increase the risk of non-payment by Shire’s customers;

•	changes in foreign currency exchange rates and interest rates could have a material adverse effect on Shire’s operating results and liquidity;

•	Shire is subject to evolving and complex tax laws, which may result in additional liabilities that may adversely affect Shire’s financial condition or results of operations;

•	if a marketed product fails to work effectively or causes adverse side effects, this could result in damage to Shire’s reputation, the withdrawal of the product and legal action against Shire;

•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•	Shire faces risks relating to the expected exit of the United Kingdom from the European Union;

•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which has increased its borrowing costs and may decrease its business flexibility;

•	the potential uncertainty among our employees, customers, suppliers, and other business partners resulting from the announcement by Takeda Pharmaceutical Company Limited on May 8, 2018 of a recommended offer for Shire under the UK Takeover Code; and

a further list and description of risks, uncertainties and other matters can be found in Shire’s most recent Annual Report on Form 10-K and in Shire’s subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in “ITEM 1A: Risk Factors”, and in Shire’s subsequent reports on Form 8-K and other Securities and Exchange Commission filings, all of which are available on Shire’s website.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.